LICENSE AGREEMENT

BETWEEN:

MR. QU, GUANG WEI

AND:

ZENITECH CORPORATION

         THIS LICENSE AGREEMENT is made and dated for reference effective as at the 3rd day of March, 2010 (the "EFFECTIVE DATE") as duly executed on this 3rd day of March, 2010 (the "EXECUTION DATE").

BETWEEN:
MR, QU, GUANG WEI, has an address for notice and delivery located at,
Suite 501, 36 Building, 1565 Cao Bao Road, Shanghai 201101, P. R. China

                                    (the "LICENSOR");                                  OF THE FIRST PART

AND:

ZENITECH CORPORATION, a company incorporated under the laws of the State of Delaware and having a business office and an address for notice and delivery located at Suite 1200, 1000 N. West Street, Wilmington, DE 19801

                                    (the "LICENSEE");                               OF THE SECOND PART

                                    (the Licensor and the Licensee being hereinafter singularly also referred to as a "PARTY" and collectively referred to as the "PARTIES" as the context so requires).

WHEREAS:

A.	The Licensor owns a patent in the People’s Republic of China for a environment-friendly floral sleeve product, (the "product");

B.	The Licensor is desirous of entering into this agreement (the "AGREEMENT") with the objective of furthering society's use of its Patent and to generate further research with respect to the Patent;

C.
The Licensor is desirous of granting to the Licensee and the Licensee is desirous of acquiring from the Licensor an exclusive world-wide (the "AREA") license (the "LICENSE") to use or cause to be used the Patent and any improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to manufacture, distribute, market, and sell throughout the Area in perpetuity during the continuance of this Agreement; and

D.	The Licensee agrees to assist the Licensor in its Patent research in accordance with the terms and conditions contained herein;

NOW THEREFOR THIS AGREEMENT WITNESSETH that, in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

ARTICLE 1
GRANT OF LICENSE

1.1
GRANT OF LICENSE. In consideration herein, and the covenants on the part of the Licensee contained herein, the Licensor hereby grants to the Licensee the exclusive license to use or cause to be used the Patent and any Improvements in any manner and for any purpose whatsoever and including, without limiting the generality of the foregoing, to manufacture, distribute, market, sell, lease and/or license or sub-license all Products derived or developed from such Patent throughout the Area in perpetuity during the continuance of and in accordance with the terms and conditions set forth in this Agreement (collectively, again, the "LICENSE").

1.2
LIMITED PURPOSE OF LICENSE. It is specifically acknowledged by the Licensee that the within grant of the License is limited only to the purposes stated and does not constitute a grant of any right of ownership, right of assignment or any other right to dispose of the Patent except only as permitted herein and as may be, from time-to-time, permitted by the Licensor in writing.

1.3
PROVISION OF NECESSARY MATERIALS. For the purpose of manufacturing the Licensor will provide to the Licensee all necessary technical drawings, schematics and information and all appropriate assistance as may be required by the Licensee.

ARTICLE 2
PROPERTY RIGHTS IN AND TO THE PATENT

2.1	OWNERSHIP OF THE PATENT. The Parties hereto hereby acknowledge and agree that the Licensor owns any and all right, title and interest in and to the Patent as well as any and all Improvements.

2.2
LICENSEE'S WARRANTY IN RESPECT OF OWNERSHIP OF THE PATENT. The Licensee warrants and agrees that all trademarks, patents, copyright and other intellectual right, property and information, whether now existing, in progress, or arising in the future in any jurisdiction, of or in relation to the PATENT, and as between the Parties hereto and any affiliates, subsidiaries, associates, or personnel of the Licensee, belong solely and exclusively to the Licensor. The Licensee warrants and agrees that all Improvements of the Patent belong to the Licensor whether developed or acquired by the Licensee or the Licensor.

2.3
PROHIBITION AGAINST DISPUTING LICENSOR'S RIGHTS. The Licensee warrants and agrees that, during and after the term of this Agreement, it will not contest the Licensor's right and ownership in and to any part of the Patent or any Improvements, nor will it in any way dispute or impugn the validity of any of the Licensor's ownership, copyright, trademark or patent therein nor the right of the Licensor to receive, whether by assignment or grant, any of the same.

2.4
INFRINGEMENT OF LICENSOR'S TRADEMARKS. The Licensee shall immediately notify the Licensor of any infringement or challenge or duplicate to the copyright, trademark or patent or proprietorship of the Patent as soon as the Licensee becomes aware of such and, should such occur in the Area, such challenge shall be defended or prosecuted by the Licensor at the mutual and equal cost of the Parties.

2.5
FURTHER ASSURANCES IN RESPECT OF THE PATENT. The Licensee will, at the request and the cost of the Licensor, enter into such further agreements and execute any and all documents as may be required to ensure that ownership of the Patent and any Improvements resides with the Licensor.

ARTICLE 4
CONFIDENTIALITY

4.1
CONFIDENTIALITY IN GENERAL. The Parties hereto acknowledge and agree with each other that all information in respect to the PATENT, Products, Improvements and the respective businesses of the Parties hereto is confidential, and the Parties hereto covenant and agree with each other to use their best efforts to ensure that such information does not become public knowledge and undertake not to disclose such information or any part thereof to any other person except to their respective consultants, subcontractors and employees as may be necessary to carry out their respective rights and obligations under this Agreement and except as may be required for their respective financial reporting, income tax or regulatory purposes.

4.2
CONFIDENTIALITY IN RESPECT OF THE LICENSOR AND THIS AGREEMENT. The Licensee will not, except as authorized or required by the Licensee's obligations hereunder, reveal or divulge to any person or companies any information concerning the organization, business, finances, transactions or other affairs of the Licensor, or of any of its subsidiaries, which may come to the Licensee's knowledge during the continuance of this Agreement, and the Licensee will keep in complete secrecy all confidential information entrusted to the Licensee and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Licensor's business. This restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain.

4.3
CONTROLS RESPECTING CONFIDENTIALITY.The Licensee warrants that all information in respect of the PATENT, Products, Improvements and the business of the Licensor, whether documentary, electronic storage or otherwise, shall be maintained in confidence by the Licensee and the Licensee shall establish security systems and control systems sufficient within industry standards, or otherwise to the satisfaction of the Licensor, to protect the same. The Licensee warrants that it will initiate and maintain an appropriate internal program limiting the internal distributions of any such information to its officers, employees, servants or consultants and to effect the appropriate non-disclosure agreements from any and all persons who may have access to the same.

ARTICLE 5
ROYALTY

5.1
ROYALTY FEE. In consideration of the within grant of the License herein by the Licensor to the Licensee in perpetuity the Licensee shall be required to pay to the Licensor a royalty fee (the "ROYALTY FEE") being:

(a)
at all times during the continuance of this Agreement, twelve (12%) percent of all Product revenues (collectively, the "REVENUES") in respect of Gross Sales and of any other benefit, directly or indirectly collected or received, whether for cash or credit or by way of any benefit, advantage, equity, or concession (collectively, the "BENEFITS") from the manufacturing, distribution, sale of the Product and any Improvements of the Patent in the Area;

5.2
PAYMENT OF THE ROYALTY FEE. The Royalty Fee shall be paid and accounted quarterly, within ten calendar days after the end of each quarter, and the first quarter shall commence on the first day of the month following the month of the Effective Date hereof. The Royalty Fee shall be calculated on all amounts invoiced, or deemed invoiced, in a quarter. Within 60 calendar days (or such extended time as the Licensor may permit) of the end of each fourth quarter the Licensee shall render an annual statement with explanatory notes, shall make any adjustments thereto, and shall pay any Royalty Fee due from such adjustment upon presentation of such accounting or give notice of any deduction to be carried to apply to Revenues for the next quarter. The calculation of Revenues and Benefits and Royalty Fee payments shall be carried out in accordance with generally accepted United States accounting principles applied on a consistent basis. The Licensor may contest and/or audit any accounting within 90 calendar days of presentation of such report. However, an accounting may be challenged at any time that it comes to the attention of the Licensor that the Licensee failed to clearly disclose any material fact or Revenue or Benefit. Any and all expenses attributable to any audit shall be the responsibility of and for the sole account of the Licensor.

5.3
COLLECTION OF GROSS SALES. It shall be the responsibility of the Licensee to collect the amounts of Gross Sales and all risk of such shall be that of the Licensee. Notwithstanding that the Licensee shall not have invoiced a customer, it shall be deemed to have invoiced for all Products and Improvements of the Patent on the tenth calendar day after delivery of the same unless special circumstances, with prior approval in writing by the Licensor, pertain. However, the Licensee may deduct from Revenues upon which a Royalty Fee is calculated the uncollected receivables from preceding quarters which the Licensee has made BONA FIDE and reasonable best efforts to collect but the cost of collection shall not be deducted from Revenues for the purpose of the Royalty Fee calculation. The Royalty on Benefits shall be accounted to the Licensor immediately upon the same being received, allocated or otherwise creating value or ownership in the Licensee.

5.4
ADDITIONAL CONDITIONS ON ROYALTY FEE PAYMENTS. All Royalty Fee payments made by the Licensee to the Licensor hereunder shall be made in United States dollars without any reduction or deduction of any nature or kind whatsoever, except as set forth in this Agreement. Any Benefits shall be delivered to the Licensor in kind, unless otherwise agreed, and in the event that a Benefits' Royalty Fee cannot be lawfully delivered in kind the same shall be valued by a mutually selected valuator, which shall value the Benefit in the reasonable time-frame (if a share equity then at such time as the Licensor shall require delivery or, at the election of the Licensor, at the time that the Licensee shall sell the selected by the Licensee and the Royalty Fee shall be paid in United States dollars unless the Licensor shall have elected to take in kind.

ARTICLE 6
ACCOUNTING AND INSPECTION

6.1
MAINTAINING SEPARATE RECORDS. The Licensee shall maintain at its principal place of business separate accounts, and records thereto, of business and activities conducted pursuant to this Agreement and such accounts and records to be in sufficient detail to enable Royalty calculations to be properly made under this Agreement. The Licensee shall retain the accounts and records in relation thereto, for at least three years after the date upon which they were made and presented to the Licensor. The Licensee shall furnish such reasonable evidence as the Licensor deems necessary to verify the accounting and will permit the Licensor's representatives to make copies of or extracts from such accounts and records.

6.2
INSPECTION OF RECORDS. The Licensor shall have, on one business day notice, unimpeded right and authority to enter on the premises of the Licensee, its representatives, its agents, its counsel or any other party having control or possession of records or premises of the Licensee or in relation to its production or sales or distribution of the Products or Improvements, or controlof any information relating to PATENT, for the purpose of all such investigations as the Licensor may require to assure itself as to the compliance by the Licensee with appropriate technical standards, quality controls, security of the PATENT, use of the PATENT, payment of Royalties and compliance with this Agreement. The Licensee covenants to allow and assist the Licensor, and its duly authorized representatives, access to all the aforesaid premises and locations and access to all such personnel and other persons as the Licensor may require, and the Licensee shall make such premises, records and persons available within three business days of notice by the Licensor.

ARTICLE 7
TRADEMARKS

7.1	USE OF TRADEMARKS. The Licensee will be allowed to use any and all trademarks of the Licensor, if applicable, with respect to the Patent, Products and any Improvements.

ARTICLE 8
PERFORMANCE OBLIGATIONS OF THE LICENSEE

8.1
PROMOTION AND MARKETING. The Licensee shall use its reasonable commercial efforts to promote, market and sell the Products and utilize the Patent and any Improvements and meet or cause to be met the market demand for the Products and the utilization of the Patent and any Improvements in accordance with the terms and conditions of this Agreement.

ARTICLE 9
TERM

9.1	TERM. The term of this Agreement shall be perpetual and be in full force and effect as long as the terms and conditions of this Agreement are being met.

ARTICLE 10
LICENSEE IS INDEPENDENT AND NOT AN AGENT

10.1
INDEPENDENT CONTRACTOR. The Licensee shall be an independent contractor and not an employee of the Licensor, and the Licensor assumes no obligations, contractual or otherwise, existing or which may arise with respect to the Licensee's operations. Nothing contained herein shall constitute a partnership or joint venture between the Parties hereto, and all sales made by the Licensee shall be in the Licensee's name without reference to the Licensor if deemed so.

10.2
LICENSEE NOT AGENT. The Licensee shall have no right to pledge the credit of the Licensor, and the Licensee is not, and shall not describe itself as, the agent of the Licensor or the manufacturer of any of the Products utilizing the Patent or any Improvements.

ARTICLE 11
ASSIGNMENT

11.1
ASSIGNMENT BY LICENSEE. The Licensee shall not assign this Agreement or any rights hereunder in whole or in part unless it shall have first requested and obtained the consent in writing of the Licensor to such proposed assignment. The Licensor's consent thereto will not be unreasonably withheld; provided, however, that the proposed assignee has agreed in writing with the Licensor to be bound by and to observe the covenants of the Licensee herein contained.

ARTICLE 12
REPRESENTATIONS AND WARRANTIES BY THE PARTIES

12.1
REPRESENTATIONS AND WARRANTIES BY THE LICENSOR. In order to induce the Licensee to enter into and consummate this Agreement the Licensor hereby represents and warrants to the Licensee, with the intent that the Licensee will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Licensor, after having made due enquiry:

(a)	the Licensor is the legal and beneficial owner and registeredholder of the Patent.

12.2
REPRESENTATIONS AND WARRANTIES BY THE LICENSEE. In order to induce the Licensor to enter into and consummate this Agreement the Licensee hereby represents and warrants to the Licensor, with the intent that the Licensor will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Licensee, after having made due enquiry:

(a)	the Licensee has been duly incorporated and organized, is validly existing and is in good standing under the laws of the jurisdiction of its incorporation;

(b)	the Licensee has the full corporate power and authority toenter into this Agreement;

(c)	the Licensee is duly registered and licensed to carry onbusiness in the jurisdictions in which it carries on business or owns property where required under the laws of that jurisdiction;

(d)
the entering into of this Agreement by the Licensee does notand will not conflict with, and does not and will not result in a breach of, any of the terms of the Licensee's incorporating documents or any agreement or instrument to which the Licensee is a party; and

(e)	this Agreement has been duly authorized by all necessarycorporate action on the part of the Licensee, is validly executed and delivered by the Licensee and is enforceable in accordance with its terms.

ARTICLE 13
INDEMNIFICATION AND LEGAL PROCEEDINGS

13.1
INDEMNIFICATION. The Parties hereto agree to indemnify and save harmlesseach other Party hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an "INDEMNIFIED PARTY") harmless from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject by reason of the terms and conditions of this Agreement, without limiting the generality of the foregoing, against any damages or losses, consequential or otherwise, arising from or out of the use of the Patent or any Improvements or Products licensed under this Agreement by the Licensee or its Sub-Licensees or their respective customers or end-users howsoever the same may arise.

13.2
NO INDEMNIFICATION. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

13.3
CLAIM OF INDEMNIFICATION. The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

13.4
NOTICE OF CLAIM. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt Consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party's obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

13.5
SETTLEMENT. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonable withheld.

13.6
LEGAL PROCEEDINGS. Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party hereto;

(b)	the relevant Party hereto has not assumed the defense of theaction within a reasonable period of time after receiving notice of the action;

(c)
the named parties to any such action include that any Partyhereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defenses available to theIndemnified Party which are different from or in addition to those available to any Party hereto.

ARTICLE 14
FORCE MAJEURE

14.1
EVENTS. If either Party hereto is at any time either during this Agreement or thereafter prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labour shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

14.2
NOTICE. A Party shall within three calendar days give notice to the other Party of each event of FORCE MAJEURE under section "17.1" hereinabove, and upon cessation of such event shall furnish the other Party with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of FORCE MAJEURE and all preceding events of FORCE MAJEURE.

ARTICLE 15
TERMINATION

15.1	This agreement shall be effective as of the date hereof. It may be terminated at any time by either party on 30 days’ written notice to the other party.

ARTICLE 16
NOTICE

16.1
NOTICE. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a recognized post office and addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party as set forth below or at such other address as any party mayhereinafter designate in writing to the other Party. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

If to the Licensor:  Attention:     Mr. Qu, Guang Wei
                                              Suite 501, 36 Building, 1565 Cao Bao Road
                                              Shanghai 201101, P. R. China

If to the Licensee:  Attention:    Ms. Hong Yang, President
                                              Zenitech Corporation
                            1000 N. West Street, Suite 1200
                                              Wilmington, DE 19801

16.2
CHANGE OF ADDRESS. Either Party may at any time and or from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ARTICLE 17
GENERAL PROVISIONS

17.1
ENTIRE AGREEMENT. This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

17.2	TIME OF THE ESSENCE. Time will be of the essence of this Agreement.

17.3
FURTHER ASSURANCES. The Parties will from time to time after the execution of this Agreement make, do, execute or cause or permit to be made, done or executed, all such further and other acts, deeds, things, devices and assurances in law whatsoever as may be required to carry out the true intention and to give full force and effect to this Agreement.

17.4
APPLICABLE LAW. The situs of this Agreement is Delaware, USA. This Agreement shall be litigated in the Courts of the State of Delaware, U.S.A. unless otherwise agreed by the Parties hereto or unless otherwise permitted by the Licensee.

17.5
SEVERABILITY AND CONSTRUCTION. Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).

17.6
COUNTERPARTS. This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the Effective Date as set forth on the front page of this Agreement.

17.7	CONSENTS AND WAIVERS. No consent or waiver expressed or implied by either Party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent orwaiver pursuant to this section;

(b)	be relied upon as a consent to or waiver of any other breachor default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiverpursuant to this section in any other or subsequent instance.

         IN WITNESS WHEREOF the Parties hereto have hereunto set their respective hands and seals in the presence of their duly authorized signatories as at the Execution Date as hereinabove determined.

QU, GUANG WEI
the Licensor herein, was hereunto affixed in the presence of:

/s/Qu,Guang Wei
Qu,Guang Wei

ZENITECH CORPORTION
the Licensee herein, was hereunto affixed in the presence of:

/s/Hong Yang
Authorized Signatory
Hong Yang, President

SCHEDULE A

This is Schedule "A" to that certain License Agreement, dated effective _________________, as entered into between Qu, Guang Wei and Zenitech Corporation.

DESCRIPTION OF THE PATENT

1.	Patent No.CN201415829

Abstact: The patented product is a revolutionary invention of an environment-friendly floral sleeve made from paper or recycled paper coated with harmless plastics which is able to partly or completely biodegradable depending on the material used.